Exhibit 99.1
February 13, 2007
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
We are currently principal independent accountants for Levi Strauss & Co. and under the date of February 12, 2007, we reported on the consolidated financial statements of Levi Strauss & Co. as of and for the years ended November 26, 2006 and November 27, 2005. On February 5, 2007, we were notified that Levi Strauss & Co. intended to engage PricewaterhouseCoopers LLC as its principal accountant for the year ending November 25, 2007, and that the auditor-client relationship with KPMG LLP will cease upon completion of the audit of Levi Strauss & Co.’s consolidated financial statements as of and for the year ended November 26, 2006 and the issuance of our report thereon. On February 13, 2007, we completed our audit and the auditor-client relationship ceased. We have read Levi Strauss & Co.’s statements included under Item 4.01(a) of its Form 8-K/A dated February 5, 2007, and we agree with such statements, except that we are not in a position to agree or disagree with Levi Strauss & Co.’s statement that the decision to change was approved by the audit committee of the board of directors.
Very truly yours,
/s/ KPMG LLP

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